   For Ministry Use Only                           Ontario Corporation Number
A l'usage exclusif du ministere                Numero de la compagnie en Ontario
                                                          1269226
[GOVERNMENT OF ONTARIO EMBLEM]
Ministry of                                      Ministere de
Consumer and                                     la Consommation
Commercial Relations                             et du Commerce
CERTIFICATE                                      CERTIFICAT
This is to certify that these                    Ceci certifie que les presents
articles are effective on                        statuts entrent en vigueur le

                                       JULY 09 JUILLET, 1998


                                  /s/
                               Director/Directeur
           Business Corporations Act/Loi sur les societes par actions

________________________________________________________________________________


  Form 6
 Business
Corporations
   Act

 Formule
numero 6
  Loi
 sur les
compagnies

                             ARTICLES OF CONTINUANCE
                              STATUTS DE PROROGATION

1.  The name of the corporation is:        Denomination sociale de la compagnie:


                  N O V O P H A R M   B I O T E C H   I N C .



2.  The corporation is to be continued     Nouvelle denomination sociale de la
    under the name                         compagnie (si elle est differente
    (if different from 1):                 de celle inscrite ci-dessus):

    __________________________________     _____________________________________


3.  Name of jurisdiction the               Nom de l'etat que quitee
    corporation is leaving:                la compagnie:

                                BRITISH COLUMBIA
    ____________________________________________________________________________
                             (Name of jurisdiction)
                                (Nome de l'etat)

4.  Date of incorporation/amalgation       Date de la constitution ou de
                                           la fusion:

                                 25 AUGUST 1997
________________________________________________________________________________
                               (Day, Month, Year)
                              (jour, mois, annee)

5.  The address of the registered           Adresse du siege social:
    office is:
                               54 NOVOPHARM COURT
    ____________________________________________________________________________
    (Street & Number or R R Number & if Multi-Office Building give Room No.)
     (Rue et numero ou numero de la R R et, s'il s'agit d'un edifice a bureau, numero du bureau)


                 TORONTO, ONTARIO                             M1B 2K9
    ____________________________________________________________________________
          (Name of Municipality or Post Office)            (Postal Code)
        (Nom de la municipalite ou du bureau de poste)     (Code postal)


             CITY OF TORONTO                        THE PROVINCE OF ONTARIO
    ________________________________      in    ________________________________
        (Name of Municipality,       dans le/la  (County, District or Regional
         Geographic Township)                            Municipality)
       (Nom de la municipalite,                  (Comte, district, municipalite
            ou canton)                                    regionale)


DYE & DURHAM
FORM 6 (B.C.A.)

6.   Number (or minimum and             Nombre (ou nombres minimal et maximal)
     maximum number) of directors is:   d'administrateurs:
     Minimum of 3; maximum of 20


7.   The director(s) is/are:                           Administrateur(s):

                                        Residence address, giving Street & No. or R.R. No.,      Resident Canadian
First name, initials and last name      Municipality and Postal Code                             State
Prenom, initiales et nom de famille     Adresse personnelle, y compris la rue et le numero,      Yes or No
                                        le numero de la R.R., le nom de la municipalite et le    Resident Canadien
                                        code postal                                              Oui/Non
-------------------------------------------------------------------------------------------------------------------

James C. Baillie                        35 Church Street, Apt. 816, Toronto, Ontario             Yes
                                        M5E 1T3

Dr. Martin Barkin                       54 Old Forest Hill Road, Toronto, Ontario                Yes
                                        M5P 2P9

Dr. Michael Dan                         26 Greengate Road, Toronto, Ontario                      Yes
                                        M3B 1E8

Dr. Albert Friesen                      77 Shorecrest Drive, Winnipeg, Manitoba                  Yes
                                        R3P 1P4

David T. Howard                         #3 - 215 East Keith Road, North Vancouver,               Yes
                                        British Columbia V7L 1V4

Murray S. Palay                         501 Boreham Blvd., Winnipeg, Manitoba                    Yes
                                        R3P 0K2

Michael M. Tarrow                       191 Commonwealth Avenue, Boston, Mass,                   No
                                        02116

Dr. Mark Wainberg                       6506 Fern Road, Montreal, Quebec H4V 1E4                 Yes

Leslie Dan                              78 The Bridle Path, Toronto, Ontario M3B 2B1             Yes



8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

     Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.



     No restrictions

9. ___ _______ and any maximum number of shares that the corporation is authorized to issue:

     Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre.

Unlimited number of Common Shares and unlimited number of Preferred Shares, issuable in series.

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

     Droits, privileges, restrictions et conditions, s'il y a lieu rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:


     See attached pages 4A to 4B

11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

     L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:


     N/A

12.  Other provisions, if any.

     Autres dispositions, s'il y a lieu:


     N/A

13. The corporation has complied with subsection 180(3) of the Business Corporations Act.

     La compagnie s'est conformee aux dispositions du paragraphe 180(3) de la Loi sur les compagnies.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

     La prorogation de la compagnie en vertu des lois de la province de l'Ontario a ete dument autorisee en vertu des lois de l'autorite legislative sous le regime de laquelle la compagnie a ete constituee ou fusionnee ou prorogee le

                                  26 MAY 1998
________________________________________________________________________________

                                (Day Month Year)
                               (jour mois. annee)

15. The corporation is to be continued under the Business Corporations Act to the same extent as if it has been incorporated thereunder.

     La prorogation de la compagnie en vertu de la Loi sur les compagnies a le meme effet que si la compagnie avait ete constituee en vertu de cette Loi.

These articles are signed in duplicate.

Les presents status sont signes en double exemplaire.





                                                 NOVOPHARM BIOTECH INC.
                                       _________________________________________

                                                  (Name of Corporation)
                                         (Denomination sociale de la compagnie)



                              By/Par: /s/               Chief Financial Officer
                                      __________________________________________

                                       (Signature)      (Description of Office)
                                       (Signature)             (Fonction)

                                   SCHEDULE A




1. PREFERRED SHARES

         The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1 DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES

         The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2 RANKING OF THE PREFERRED SHARES

         The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

1.3 VOTING RIGHTS

         Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation; provided, however, that the holders of Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

1.4 AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERRED SHARES

         The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to. changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified.

1.5 APPROVAL OF HOLDERS OF THE PREFERRED SHARES

         The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose.

         The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Share held.

2. COMMON SHARES

         The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preferred Shares as a class or the holders of one or more series of the Preferred Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.